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                                                                    EXHIBIT 99.2

                     THIS PROXY IS SOLICITED ON BEHALF OF

                           THE BOARD OF TRUSTEES OF
                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, JUNE 29, 1999

     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Special Meeting of Shareholders of Continental Mortgage and Equity Trust to be held at 10 a.m. (Central Time) on Tuesday, June 29, 1999, or at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

          (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)


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                        PLEASE SIGN, DATE AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF SHAREHOLDERS
                     CONTINENTAL MORTGAGE AND EQUITY TRUST


                                 JUNE 29, 1999



                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED





               Please Detatch and Mail in the Envelope Provided
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[X] Please make your
    votes as in this
    example.

THE BOARD OF TRUSTEES OF CONTINENTAL MORTGAGE AND EQUITY TRRUST RECOMMENDS A VOTE FOR THE INCORPORATION PROCEDURE, THE MERGER AND THE APPROVAL OF THE MERGER AGREEMENT.

1. INCORPORATION PROCEDURE, MERGER OF TRANSCONTINENTAL      For Against Abstain
   REALTY INVESTORS, INC. AND CONTINENTAL MORTGAGE AND      [_]   [_]     [_]
   EQUITY TRUST (THROUGH CONTINENTAL MORTGAGE AND EQUITY
   CORPORATION), AND APPROVAL OF THE MERGER AGREEMENT.

2. OTHER BUSINESS: I authorize the aforementioned proxies   [_]   [_]     [_]
   in their discretion to vote upon such other business as may properly come before the Special Meeting and any adjournments thereof.

                                   Your proxy is important. Please indicate your support for the Board of Trustees of Continental Mortgage and Equity Trust by marking the boxes FOR Proposal One (the Merger) and FOR Proposal Two (Other Business). Please date, sign and mail this card today in the enclosed envelope. If not otherwise marked above, your proxy will be voted for Proposal One and for Proposal Two. This proxy revokes all previous proxies.

                                   Please sign, date and mail this proxy
                                   immediately.


SIGNATURE__________________________________  ________________  Dated:____, 1999
             Signature if held jointly.            Title

Note: Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation, please sign full corporate name by an authorized officer. When signing for a partnership please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares in all capacities.
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